U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PIONEER CAPITAL ASSOCIATES, INC.
                  (Name of small business issuer in its charter)
                                     Delaware
          (State or other jurisdiction of Incorporation or Organization)

                                      6199
            (Primary Standard Industrial Classification Code Number)

                                   75-2876624
                       (IRS Employer Identification Number)

             3422 Old Capitol Trail, Suite 225, Wilmington DE 19808
                      (Address of principal executive offices)
                                 (302) 996-3074
                                 Telephone Number

                         Copies of all communications to:
                         Pioneer Capital Associates, Inc.
                                 Tsuka Kuda, PC
                        3422 Old Capitol Trail, Suite 225
                              Wilmington DE 09808
                           Telephone: (302) 996-3074
                           Facsimile: (302) 996-5818

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
...................................................................Proposed
.......................................................Proposed....Maximum
Title of Each Class..................Maximum..........Aggregate...Amount of
of Securities to be...Amount to be...Offering Price...Offering....Registration
Registered............Registered(1)..Per share (1)....Price.......Fee
==============================================================================
Common Stock..........5,000,000........$0.20.........$1,000,000...$107.00
==============================================================================
(1) Common stock, par value $0.001.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering will be sold by our officers and directors acting as agents on a "best efforts basis". There is no minimum amount of shares the Company must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Pioneer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Registrant has elected to file this Form SB-2 registration statement on a voluntary basis in order to become a reporting company under the Securities Act of 1933.

Preliminary Prospectus, Subject to Completion, dated January 31, 2007

PIONEER CAPITAL ASSOCIATES, INC.

Initial Public Offering: 5,000,000 Common Stock Shares

Pioneer Capital Associates, Inc. (hereinafter referred to as "Pioneer" or the "Company") was created to provide wide ranging financial services to startup as well as successful private companies who are considering the public equity market as a means of enhancing their expansion and growth. The Company business goal is to focus on providing financial and consulting services to companies with respect to investment, mergers, acquisitions, raising capital in the public markets and on the internet.

Mr. Harold Alpar, our Chairman and CEO, and the Company Directors and Officers intend to offer the shares to the public and will not be paid any commissions.

The Company may pay participating brokers a commission of up to 10% of the selling price per share, or $.02 per share. Assuming all 5,000,000 shares are sold at $0.20 per share, we would recognize gross proceeds of $1,000,000 before participating brokers' commissions. However, there is no assurance that all of the shares will be sold, and, accordingly, we may recognize gross proceeds of anywhere from $0 up to a total of $1,000,000. All funds received will be immediately available for use by us, and such funds will not be placed in an escrow or similar account. There are no minimum purchase requirements.

Unless Pioneer decide to cease selling efforts at a prior date, the Company will close the offering on the earlier of (1) the date all of the 5,000,000 shares are sold, or (2) the one year anniversary of the date of this prospectus.



There is no public market for the Company common stock. Although Pioneer intends to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by us and the selling shareholders.

The offering price may not reflect the market price of our shares after the offering. The date of this prospectus is January 31, 2007.


Pioneer Capital Associates, Inc.

Item 2. Table of Contents

Table of Contents..............................Item

Summary of the Offering........................3
Risk Factors...................................3
Use of Proceeds................................4
Determination of Offering Price................5
Dilution.......................................6
Selling Security Holders.......................7
Plan of Distribution...........................8
Legal Proceedings..............................9
Directors and Officers.........................10
Beneficial Owner and Managers..................11
Description of Securities......................12
Transfer Agent.................................12
Reports to Stockholders........................12
Interest of Named Experts and Counsel..........13
Disclosure of Commission
Position of Indemnification
for Securities Act Liabilities.................14
Organization within Last Five Years............15
Description of Business........................16
Management's Discussion and
Analysis of the Plan of Operation..............17
Description of Property........................18
Certain Relationships
and Related Transactions.......................19
Market for Common Equity
and Related Stockholder Matters................20
Executive Compensation.........................21
Financial Statements...........................22
Changes in and Disagreements
with Accountants on Accounting
and Financial Disclosure.......................23
Indemnification of Director and Officers.......24
Other Expenses of Issuance and Distribution....25
Recent Sales of Unregistered Securities........26
Exhibits.......................................27
Undertakings...................................28
Signatures.....................................29
Certifications.................................30






Item 3. Summery Information and Risk Factors

Pioneer Capital Associates, Inc. (hereinafter referred to as "Pioneer" or the "Company" and general use of "we" and "us") was incorporated in 2000 for the purpose of engaging in investment banking and providing financial consulting services to businesses and individuals. Since incorporation our officers and directors have been to engage in research as to how best to market our services in the financial services industry and to raise money to open offices and conduct business.

THE COMPANY

The Company is organized as a Delaware corporation named Pioneer Capital Associates, Inc. and our administrative offices are located at 3422 Old Capitol Trail, Suite 225, Wilmington, DE 19808. The telephone is 302-996-3074.

RISK FACTORS:

Pioneer has had losses since inception and such losses are expected to continue for the foreseeable future. We were incorporated in April of 2000. Since that time Pioneer has worked on raising operating funds and developing plans to market our financial services. The Company has experienced losses to date however is able to operate in a profitable manner and can generate profits. The risk to investors is that should the Company be unable to generate sufficient working capital it will become difficult to market our expertise or services to obtain clients.

The Company is highly dependent on the services of Mr. Harold Alpar, CEO and Mr. Doug Larson, CFO. Mr. Alpar and Mr. Larson as founders of Pioneer invested the startup costs in April of 2000. The Company grew from zero net worth to asset of $481,685 under their leadership. The success of the Company is highly dependent on the development and implementation of the business plan hereunder.

Our independent accountants have expressed doubt about our ability to continue as a going concern:

As of the date of our last audit, the Company had no significant operations and no ongoing sources of capital. Our ability to continue as a going concern is subject to our ability to maintain operations and obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans and grants from various financial institutions where possible. The substantial doubt expressed by our auditors about our ability to continue as a going concern increases the difficulty in meeting such goals.

Pioneer may not run the company in a profitable manner and if it does not you may lose your entire investment:

Our leadership has limited experience in our proposed areas of operation. It is unlikely that any of our officers or directors will have any direct experience in the business of any target company. Thus, the day-to-day operations of the businesses which Pioneer may become involved with will depend upon the abilities of outside management which the Company is presently unable to identify. Our officers and directors have limited experience in the evaluation of businesses for the purposes of conducting acquisitions or mergers.

Pioneer has incurred operating losses and could continue to do so, which could cause us to go out of business:

Pioneer has incurred net losses and experienced negative cash flow during our operating history. The Company could continue to incur losses in the future, which could result in an inability to continue to operate as a going concern and a total loss of your investment. See, "FINANCIAL STATEMENTS."

Pioneer may not have access to sufficient capital to pursue our acquisition strategies and therefore would be unable to achieve our planned future growth:

Pioneer intends to pursue a growth strategy that includes acquiring new companies. There is a risk that the Company will not have access to sufficient capital to pursue our acquisition strategies. The Company may take an extended period of time to locate and investigate specific target companies, and if one or more target companies are located, the negotiation and execution of the relevant agreements may require substantial time, effort and expense. Our ability to continue to make acquisitions will depend primarily on our ability to obtain additional private or public equity or debt financing. Such financing may not be available to make future investments.

Pioneer depends on key leadership personnel and the loss of any of them would seriously disrupt our operations:

The Board of Directors is responsible for managing the Company. Our future success, including particularly the implementation of our acquisition growth strategy, is substantially dependent on the active participation of Mr. Harold Alpar and Mr. Doug Larson. The loss of their services could cause us to fail.

Pioneer has not yet identified any specific target businesses to acquire through a purchase or merger or any specific areas of business development that Pioneer intends to pursue:

Pioneer have not presently identified any specific target business for the Company services to acquire through a purchase or merger or any specific types of business development, including location or size, on which the Company intends to focus. Our shareholders, including purchasers of the shares offered hereby, will have no opportunity to review or evaluate the target companies or projects with which Pioneer may choose to become involved. As of the date of this registration statement, there are no plans, proposals, arrangements or understandings with respect to any possible business combination or opportunity.

Pioneer has not conducted research to determine whether there is demand in the market for a business combination with the Company:

Pioneer has no market research to indicate that a demand exists for a merger or acquisition as contemplated by the Company. Consequently, investors are relying exclusively upon the judgment of our directors and officers and their efforts in locating and selecting possible acquisition candidates.

Pioneer may be subject to the risks associated with a lack of diversification:

In the event Pioneer is successful in identifying and evaluating one or more suitable merger or acquisition candidates, which may not occur, the Company may be required to issue shares of our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited, it is unlikely that the Company will be capable of completing more than a limited number of mergers or acquisitions. Consequently, our potential lack of diversification may subject us to economic fluctuation within any target industry, which can be a very volatile industry.

Control of Pioneer may change:

An acquisition involving the issuance of shares of our common stock may result in shareholders of the acquired business obtaining a significant interest in the Company. This may result in a change in control of Pioneer, which could result in the removal of our present officers and directors. New management may not have experience or qualifications related to the operation of any of our activities or the operations of the business acquired.

Pioneer currently has limited staff for operations:

At present, Pioneer has no employees other than our current officers. Each of our officers and directors has full time employment outside the Company and will be available to participate in management decisions only on an "as needed" basis. None of our officers or directors has entered into written employment agreements with us and none is expected to do so in the foreseeable future. In the event of competing demands for their time, our officers and directors may grant priority to their full time positions rather than to us.

Investors may not be able to review the terms of potential business combinations:

If, during the offering period, Pioneer determines that a material acquisition is probable, a post-effective amendment to this Registration Statement, including audited financial statements of the company to be acquired, may be required. Under Delaware law, a variety of corporate actions, including acquisitions, may be taken by holders of a majority of outstanding shares without notice or approval by remaining shareholders. Thus, purchasers of the shares offered hereby may not have the opportunity to review, approve or consent to the terms of an intended acquisition or business combination. In addition, consummation of a business combination may involve the issuance of authorized but unissued shares of our common stock. Purchasers in this Offering may not have the opportunity to approve or consent to such additional issuances of securities.

Pioneer may have further registration obligations:

Certain types of business combinations could require additional registration statements or post-effective amendments to this registration statement. Form 8-K requires the reporting of certain information regarding businesses acquired and the inclusion of certified financial statement of such companies. In these instances, the registration obligations would involve time and expense which may be borne by the Company.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the shares offered by this prospectus, Pioneer has filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits. For further information with respect to our shares and us you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the Securities and Exchange Commission's public reference facilities, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and at its regional offices located at 233 Broadway, 16th Floor, New York, New York 10279, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov. To find information go to Edgar Archives and search under the Registrant name (Pioneer Capital Associates, Inc.) or CIK number (0001387385).

Pioneer will file reports with the Securities and Exchange Commission and intend to furnish shareholders with annual (10KSB) reports containing financial statements audited by independent public or certified accountants and such other periodic reports (10QSB) as it may deem appropriate or as required by law.


Item 4. Use of Proceeds

The use of proceeds will be disbursed for managerial and promotion efforts. This offering is on a "best efforts" basis. The funds received from this offering will be allocated to the Company general account for use in operation and expansion.


Item 5. Determination of Offering Price

The offering price of the shares has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily reflect any relationship to assets, book value, earnings history or other historical factors.


Item 6. Dilution:

If you purchase shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per share of common stock over the as adjusted net tangible book value per share of common stock after this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.


At January 31, 2007, Pioneer had a pro forma net tangible book value of approximately $480,732, or approximately $0.0065 per share based on 74,500,000 shares issued and outstanding on a pro forma basis. After taking into account the estimated net proceeds from this offering of $1,000,000 and the issuance of the 5,000,000 shares being offered, our net tangible book value at January 31, 2007 would have been approximately $1,480,732, or $0.0186 per share. This represents an immediate increase of $0.0121 per share to existing shareholders and immediate dilution of $0.1814 per share, or 90.1%, to the new investors who purchase units in this offering. The following table illustrates this per share dilution:


Estimated public offering price per share..................$0.2000
Pro forma net tangible book
value per share at January 31, 2007........................$0.0065
Increase in net tangible book value
per share attributable to new investors....................$0.0121
Net tangible book value
per share after the offering...............................$0.0186
Dilution per share to new investors........................$0.1814









The following table summarizes as of January 31, 2007 the differences between the existing shareholders and the new investors with respect to the number of shares purchased, the total consideration paid and the average price per share paid:

....................Total.........Percent.................Percent.....Average
....................Number........of Total....Total.......of..........Price per
....................Shares........Shares......Amount......Total.......Share
....................Purchased.....Purchased...Paid........Paid........Paid
Founders,
executive
officers
& directors(1).....10,875,000......14.6%.....$251,000......13.8%......$0.023
Other existing
stockholders.......63,625,000(2)...79.1%.....$672,500(3)...36.9%......$0.01
New investors.......5,000,000.......6.3%...$1,000,000......49.3%......$0.20(4)
....................==========.....======...==========.....======
Total..............79,500,000.....100.0%...$1,823,500.....100.0%

(1) Includes shares owned by Harold Alpar, Doug Larson and John Petros who received shares upon the formation of the Company.
(2) Includes all non-affiliate security holders.
(3) Includes the value of services rendered for stock.
(4) Estimated public offering price.

Item 7. Selling Security Holders

Only un-issued stock in the amount of 5,000,000 aggregate of common shares is offered by Pioneer in the offering. Although no Affiliate Security Holder and Non-Affiliate Security Holder expressed any interest or is planning selling any of their shares concurrently with the Company's primary offering there is no guarantee that once a market is established for the Company shares that some or all Affiliate Security Holders and Non-Affiliate Security Holders may decide to sell a part or all their shares. Should that be the case it could greatly affect the stock price. Affiliate Security Holders and Non-Affiliate Security Holders all have owned the shares in excess of the two year SEC requirement under rule 144.

Item 8. Plan of Distribution

Pioneer plans to distribute the shares on a "best efforts" basis utilizing our officers and directors. The Company officers and directors will rely on the Exchange Act Rule 3a4-1 which permits to officers and directors sell without registering as brokers/dealers. The Company plan is to offer the securities on the company website. If offered on the website the announcement will be limited to information of a general nature. The offer will be made via the prospectus which may be transmitted by email or sent by mail in printed form. No company has been engaged as an underwriter. We may hire broker/dealers to sell all or a portion of the offering. In such event we will cease all marketing efforts by our officers and directors and will file a post-effective amendment to indicate that this change in the plan of distribution.


Item 9. Legal Proceedings

There are no legal proceedings pending against the Company.







Item 10. Directors, Executive Officers, Promoters and Control Persons

The following persons are our officers and directors:

Mr. Harold Alpar, Director, President and Chief Executive Officer, age 62, is the founder of Pioneer Capital Associates, Inc. Mr. Alpar has served as Chief Executive Officer of our company since founded in April 2000. From 1995 to 2000 Mr. Alpar worked as an independent analyst and consultant providing corporate structuring, reorganizations, mergers/acquisitions and other sophisticated services including financial development.

Mr. Alpar's forte has been exclusively centered on fast pace growth companies in corporate America. From 1986 to 1995 he served as Chief Financial Officer of Diversified Funding Group, Inc., an international company in the business of licensing intellectual property of advanced internet software products exported from the Soviet Union to the western free world. From 1978 to 1986 he served as Chief Operating Officer of Western Gas Company under Soviet controlled Hungary engaged in the business of developing natural gas fields by drilling company owned acreage in partnership with major national and international conglomerates. From 1964 to 1978 he was instrumental and responsible for the development and promotional activities of independent Hungarian industrial facilities.

Doug Larson, Director.

Doug Larson, age 45, alumnae of Soviet Independent Reform Odessa, Ukraine in 1986 specializing in English and other foreign languages. He attended various state schools and Colleges obtaining degrees in geology, business development and western corporate structure. Mr. Larson became active in the international import/export businesses. Establishing alliances with several European petroleum groups engaged in trading commodities, precious metals and other natural resources, bringing those contacts to the business industries of the new free Hungary.

In the course of developing international alliances, Mr. Larson developed strong American relationships consulting on a broad array of contracts establishing business activities resulting in impressive profitability. Mr. Larson visited the United States many times and made use of his skills and contacts learning how to apply American business methods to the economy in the Ukraine.

Mr. Larson lived in the United States for several years beginning in 1991 as a legal immigrant. He has actively continued his business interests In the United States. In 1997 he proudly became a U.S. citizen. He has been active for the last few years in the financial sector. Investments being his area of expertise he seeks opportunities in real estate, securities and business turnarounds.

John Petros, Director

From 1986 to Present, Mr. Petros advanced his professional career and talents in major roles undertaking vast responsibilities for various Investment Companies both nationally and internationally financial consulting organizations to include executive administrative and liaison duties between corporate entities and the financial community. Activities consisted of preparing legal documents for corporate reorganizations and mergers. Mr. Petros also synchronized activities between the various management, legal and accounting groups. Mr. Petros serves as director of SEC relationship and Investor Liaison for the Company.





Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the company's common stock following the proposed organization, and as adjusted to reflect the sale of the shares offered hereby:

Title of....Name and Address..............Amount and Nature.......Percent of
Class.......of Beneficial Owner...........of Beneficial Owner.....Class
========....===================...........===================.....==========
Common
Shares.....Harold Alpar, CEO..............3,625,000 Shares........4.9%
............3422 Old Capitol Trail
............Suite 225
............Wilmington, DE 19808
Common
Shares.....Doug Larson, CFO...............3,625,000 Shares........4.9%
............3422 Old Capitol Trail
............Suite 225
............Wilmington, DE 19808
Common
Shares.....John Petros, Director..........3,625,000 Shares........4.9%
............3422 Old Capitol Trail
............Suite 225
............Wilmington, DE 19808

Total number of shares owned by officers and directors
...........................Before............................After
....................10,875,000....14.6%...............10,875,000...13.7%
Total shares to be issued and outstanding
...........................Before............................After
....................74,500,000...100.0%...............79,500,000..100.0%

Note: There currently is no security holder that is known by the Company to own 5% or more of the company's outstanding common stock.

Item 12. Description of Securities

Offering consists of 5,000,000 shares of common stock.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value. There are no shares of preferred stock authorized by the Company. As of January 31, 2007 there were 74,500,000 shares issued and outstanding.

Each share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of common stock

a.	will have equal ratable rights to dividends from funds legally available thereof, when, as and if declared by our Board of Directors;
b.	will be entitled to share ratably in all of the assets of our company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company; and
c.	will not have preemptive or redemption provision applicable thereto.

All shares of common stock which are the subject of this offering, when issued, will be fully paid and non-assessable, with no personal liability to the ownership thereof.

Our holders of shares of common Stock do not have cumulative voting rights.


At the completion of this offering, if all shares are sold, affiliates, officers and/or directors of our company will own approximately 13.7% of the then outstanding common stock.

TRANSFER AGENT

We will initially act as our own stock transfer agent.

REPORTS TO STOCKHOLDERS

Pioneer intends to furnish its stockholders with annual reports containing audited financial information.

Item 13. Interest of Named Experts and Counsel

No hired counsel or experts have interest in the Company other then to give opinions on any matters concerning this offering. The Counsel delivering legal opinion and independent Auditor have received 50,000 shares of common stock each for their work in completing the registration process relating to this offering. The shares were issued and delivered prior to the filing of this registration statement. The named experts consented for the Company to use their rendered opinions regarding financial condition and the shares being registered in this offering.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities

The Company's Articles of Incorporation, as amended, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving (a) intentional misconduct, fraud, or a knowing violation of law, or
(b) the payment of dividends in violation of Delaware law. The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Organization within Last Five Years

The Company has had no transaction during the last five years, or proposed transactions, to which the Company was or is to be a party, in which any of the Company Officers or Directors had or is to have a direct or indirect material interest.










Item 16. Description of Business


Pioneer Capital Associates, Inc. was created to provide wide ranging financial services to startup as well as successful private companies who are considering the public equity market as a means of enhancing their expansion and growth. Our officers and directors are well experienced in equity financing and the public stock markets. With the continuing consolidation of national brokerage organizations and investment banking institutions access to the equity markets is limited to only the largest multinational corporations. At the same time the meteoric rise in the internet as a trading and investment medium has changed the complexion of trading securities and investments forever.


Small successful private companies which could utilize equity capital to produce and accelerate earnings are excluded from the major firms because of their size. Their relatively small capital requirements do not qualify them for traditional entry into the national equity markets. The recent surge in equity offerings by internet related companies has meant that many quality private companies are being ignored by the traditional investment banking organizations because they do not have a thriving business. This exclusion from the nation's equity markets stifles the expansion and potential growth of many emerging companies who may have outstanding internal growth rates and profitability but are being eliminated because they are not engaged in e-commerce. Pioneer Capital Associates, Inc. intends to show such companies the means by which they can access investment capital. The Company will provide professional access to funding sources as well as advice to the principals of these companies as to the proper procedures for taking advantage of the potential benefits while avoiding the inherent risks of the equity marketplace.


The Company plans to remain current on all its filing requirements with the SEC following the offering on Form 10-KSB for annual reports and Form 10-QSB for quarterly reports. Copies of the annual report will be available online or mailed to the shareholders.


Until 90 days after the effective date of the registrations statement all U.S. Dealers effecting transactions in the registered securities may be required to deliver a prospectus.


Item 17. Management's Discussion and Analysis and Plan of Operation


Pioneer Capital Associates, Inc. will establish relationships with national network of broker-dealers, market makers, venture capitalists and investors interested in assisting startup and well managed companies to access the equity markets and attain greater success. In addition the Company is increasing proficiency in using the power of the electronic highway as a way of communicating investment opportunities to millions of potential investors.

This network will consist of alliances with representatives from regional brokerage houses and individual accredited investors who share the Company's belief that the equity marketplace can provide a significant benefit to emerging companies which have a successful history of operations but need additional capital to achieve their true potential. The Company will provide an interface between this network and the companies seeking access to the national equity markets. Many companies who could benefit from access to capital sources have no idea of how to gain acceptance or be effective once operating in the equity market place.

Many companies are unaware of the new opportunities available every day for accessing investment capital by use of this electronic highway to funding. The Company organization provides businesses with competent and professional advice on the equity market place and assists those companies in benefiting from access to that capital. Our business will consist of identifying acquisition candidates requiring working capital and provide services to clients for fees. Pioneer intends to provide services to clients who are planning on becoming public companies either through initial public offerings or mergers with existing public companies.

The Company will develop relationships with ongoing financial organizations in addition to creating unique concepts to this electronic highway for funding. Pioneer will charge fees for other services rendered and create websites that advertise the existence of this access to such vast electronic funding sources as well as the Company services that will provide a strong income generator. Our directors have individually and collectively extensive years of operating history with an impressive track record of being success oriented in the financial marketplace. The expertise, skills and talents of these individuals will help to create a stronger and healthier company during its emergent development stages. There are many firms engaged in the same business who are larger, better established and who have a base of existing clients and referral sources. Pioneer intends to establish working relationships, alliances or simple compete against these other businesses by offering high quality services at aggressive prices.

Providing capital resources to assist companies in obtaining funds by which to conduct business operations is one of the Company primary goals. The Company will not be required to register as an investment adviser as Pioneer is not engaged in rendering investment advice to the public. Further Pioneer is not be required to register as an investment company or mutual fund as Pioneer will be investing capital in properties, inventories, assets and securities of other companies as investments for our shareholders.

Pioneer will use the experience of our officers and directors as well as other sources available to screen prospective clients so that management's time will be devoted to those projects where there is a high likelihood of success. The Company has a goal to build a strong and reputable organization employing proven professionals capable of servicing all components of our business. The Company will draw on the available resources of other professionals in expanding and growing.

There is no governmental regulation covering providing consulting services to businesses and thus no governmental approvals are needed to engage in business. Our services will initially be limited to advice, analysis and funding needs of a client's position relative to its chances of success in the public market. There currently no plans to regulate the dispensing of business guidance to clients in the area of finance or providing recommendations of formation of offerings to the public by our clients.

During our initial stages the Company raised money from its founders for operations. Pioneer has engaged in exploration and assembling business strategies enabling us to stay abreast of changes occurring in the public markets and assessing the impact of the capital requirements in the securities industry. The Company using the resources at hand has assisted companies utilizing various techniques for raising capital for businesses.

There are no environmental laws that directly affect our business and thus we do not face any cost of compliance.

Presently, there no are current employees.



Item 18. Description of Property

The Company leases executive offices at 3422 Old Capitol Trail, Suite 225, Wilmington, DE 19808 on a yearly basis from Delaware Business Incorporator, Inc., in its State of Incorporation. The Company has purchase office furniture, telephones, computers and fax and other related equipment use for operations.

Item 19. Certain Relationships and Related Transactions

February 2007 the Company issued 50,000 shares valued at $ 10,000 to the Tsukakuda Legal Services for services and 50,000 shares valued at $10,000 to Motokuda Accounting Services for services.

Item 20. Market for Common Equity and Related Stockholder Matters

There is no public market for the Company common stock. Although Pioneer intends to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by us and the selling shareholders.

Item 21. Executive Compensation

Pioneer has no agreements setting Executive Compensation and has granted no options or no stock appreciation rights and has no plans for doing so in the near future.



[The Balance of the Page Intentionally Left Blank]

































Item 22. Financial Statements

C O N T E N T S.................................Page
Independent Auditors' Report....................F 1
Balance Sheets..................................F 2
Statements of Operations........................F 3
Statements of Stockholders' Equity (Deficit)....F 3
Statements of Cash Flows........................F 4
Notes to the Financial Statements...............F 5

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pioneer Capital Associates, Inc.
(A Development Stage Company)
Wilmington, Delaware

We have audited the accompanying balance sheets of Pioneer Capital Associates, Inc. (a development stage company) as of January 31, 2007 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended January 31, 2007 and 2006 and from inception on April 28, 2000 through January 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Capital Associates, Inc. (a development stage company) as of January 31, 2007 and the results of its operations and its cash flows for the years ended January 31, 2007 and 2006 and from inception on April 28, 2000 through January 31, 2007 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with limited operating capital which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moto Kuda, CPA
Motokuda Accounting Services
Ocean Springs, MS 39564
motokuda@accountant.com
February 10, 2007

The accompanying notes are an integral part of these financial statements.

PIONEER CAPITAL ASSOCIATES, INC. (A Development Stage Company)

Balance Sheets...................................January31,
............................................2006...............2007

CURRENT ASSETS

Cash.......................................1,186..............3,598
Current Assets (see note 6)..............279,500............269,500
Receivable Notes (see note 7)............126,914............123,587
Property, Plant & Equipment (see note 6)..85,000.............85,000
Total Current Assets.....................492,600............481,685

LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable (Note 8).................56,843................953
Note Payable Less then 1 year (Note 8)....49,722..................0
Note Payable More then 1 Year (Note 8)...100,000..................0
Shareholder Loan (Note 8).................75,000..................0
  Total Current Liabilities..............281,565................953

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.0001 par value;
100,000,000 shares authorized;
74,500,000 shares issued and
outstanding as of January 2006
and 2007..................................7,450...............7,450
Additional paid-in capital
Retained Earnings (un-appropriated).....203,585.............473,282
Total Stockholders' Equity (Deficit)....211,035.............480,732
TOTAL LIABILITIES
AND STOCKHOLDERS' EQUITY (DEFICIT)......492,600.............481,685




















The accompanying notes are an integral part of these financial statements.

Pioneer Capital Associates, Inc. (a Development Stage Company)
Statement of Operations

.....................................For the....................From Inception
.....................................Years......................on April 28,
.....................................Ended......................2000 Through
.....................................January,31................January 31,
.....................................2006...........2007........2007

Revenues............................7,936..........17,416.......58,639
Expenses
General & Administrative............9,013..........31,135......294,494
(Loss) from Operations.............(1,077)........(13,719)....(235,855)

Other Income
Interest Expense
Miscellaneous Income....................0...............0............0
Net (Loss).........................(1,077)........(13,719)....(235,855)

Basic (Loss) Per Share...........(0.00013).......(0.00006)....(0.00310)






Pioneer Capital Associates, Inc. (A Development Stage Company)

Statements of Stockholders' Equity (Deficit)

....................................................................Deficit
....................................................................Accumulated
...............Common Stock..........................Additional.....During the
...............Issued at......Number........Amount...Paid-In........Development
...............per Share......Shares........Paid.....Capital........Stage
Inception
April 28,
2000 to
founders
for cash......$0.0231.......10,875,000...$251,000....$251,000......($22,586)

Shares
issued for
cash and
assets
in 2001.......$0.0100.......44,000,000...$440,000....$440,000......($11,500)
in 2002.......$0.0100.......12,000,000...$120,000....$120,000.....($167,507)
in 2003.......$0.0100........7,625,000....$76,250.....$76,250.......($5,971)
in 2004.......$0.0000................0.........$0..........$0......($13,495)
in 2005.......$0.0000................0.........$0..........$0......($13,719)
in 2006.......$0.0000................0.........$0..........$0.......($1,077)
from
inception
to January
2007..........$0.0133.......74,500,000...$887,250....$887,250.....($235,855)

The accompanying notes are an integral part of these financial statements.

PIONEER CAPITAL ASSOCIATES, INC. (A Development Stage Company)
Statements of Cash Flows

.....................................For the..................From Inception
.....................................Years....................on April 28,
.....................................Ended....................2000 Through
.....................................January,31..............January 31,
.....................................2006...........2007......2007
CASH FLOWS FROM
OPERATING ACTIVITIES
Loss from operations...............($1,077)......($13,719)....($235,855)

Adjustments to reconcile net
loss to net cash (used) by
operating activities:.............($19,827)......($10,550)....($500,000)

Common stock issued for services.........0..............0.............0
Changes in assets
and liabilities:

Increase (decrease) in
accounts payable

Net Cash (Used)
by Operating Activities...........($20,904)......($24,269)....($735,855)

CASH FLOWS FROM
INVESTING ACTIVITIES.....................$0

Proceeds from notes payable........$19,425........$24,305......$259,000

Issuance of common stock for cash

Net Cash Provided by
Operating Activities...............$19,425........$24,305.......$249,000

INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS.......($1,479)...........$36......($486,855)

CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD..............$2,629..........$1,150......$251,000

CASH AND CASH EQUIVALENTS
AT END OF PERIOD....................$1,150..........$1,186.....($235,855)

Cash Paid For: Interest.................$0..............$0............$0

Cash Paid For: Income taxes.............$0..............$0............$0

The accompanying notes are an integral part of these financial statements.

PIONEER CAPITAL ASSOCIATES, INC. (A Development Stage Company)

Notes to the Financial Statements January 31, 2006 and 2007

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Pioneer Capital Associates, Inc. (the "Company") is a development stage company with limited assets and operations. The Company was formed to engage in the business of providing financial and consulting services to companies with respect to investment, mergers, acquisitions, raising capital in the public markets and on the internet.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

b. Provision for Taxes

No provision for income taxes has been made due to the limited operations of the Company. The Company has a net operating loss carryover at January 31, 2007 of approximately $236,000 which expires in 2019. The potential tax benefit of the loss carryover has been offset by a valuation allowance of the same amount.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Revenue Recognition Policy

The Company currently has intermittent levels of revenues. Revenue recognition policies will be determined when principal operations begin.

f. Basic (Loss) Per Share

The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:

For the Years Ending January 31,........2006................2007
Net loss (numerator)..................($13,719)...........($1,077)
Weighted average
shares outstanding (denominator)....74,500,000..........74,500,000
Basic loss per share.................($0.00018)..........($0.00001)

Dilutive loss per share is not presented as there are no potentially dilutive items outstanding.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to earn revenues from investment banking services. Until sufficient revenues are earned to operate profitably, management intends to issue additional shares of its common stock for cash, services, or expenses paid on behalf of the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company currently has no related party transacts and there has been no related transactions for the past three years.

NOTE 5 - ISSUANCE OF STOCK

During 2005 and 2006, there were no shares of the Company shares issued.

NOTE 6 - CURRENT ASSETS PROPERTY, PLANT & EQUIPMENT

Current assets and Property, Plant & Equipment consist of independent appraised colored gemstones, company vehicles, office furnishings and computer equipment.

NOTE 7 - NOTES RECEIVABLE

In December 2003, the Company substituted a defaulted promissory note dated February 2003 in the amount of $300,000 for a new promissory in the total amount $400,000 is to be paid in 144 equal payments of $4,000 monthly including interest of 9.5% annually due 2016. The current balance due is $367,360. This note is secured buy assets in Central America and not under the Company control. The payers make occasional payments as their needs arrive for out expertise or counsel. The Company because of the irregular payment history has arbitrarily placed a value of $123,587 based on the likelihood that the Company will receive future payments.

NOTE 8 - NOTES PAYABLE

On January 31, 2006, the Company signed three promissory notes for a total amount $226,722 which was due on demand. The notes were paid in full by a non-affiliated security holder that was off set by services provided by the Company. At January 31, 2007, there was no out standing debt other then a small amount of operating overhead due in accounts payable of $953.

END FINANCIAL STATEMENTS

Item. 23 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are no changes in or disagreements with any prior accountant. The current accountant Motokuda Accounting Services was hired in January 2007 to prepare an accurate opinion of the Company's finances from inception to year end 2007.



END PROSPECTUS






Item 24. Indemnification of Directors and Officers

The Company's Articles of Incorporation, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving
(a) intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Delaware law. The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provision in its Articles of Incorporation is necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

Registration fee..........................107
NASD filing fee...........................100
Blue Sky/NASD fees and expenses........15,000
Accounting fees and expenses............5,000
Other legal fees and expenses..........10,000
Printing and engraving.................12,500
Miscellaneous...........................5,000
Public Relations and Distribution......20,000
Total.................................$67,707

Item 26.  Recent Sales of Unregistered Securities

There has been no recent sale (over the past three years) of any un-registered Shares of the Company stock.

The Company has no subsidiaries.

Item 27.  Exhibits

Exhibit No.     Exhibit Name
Ex.1............Articles of Incorporation
Ex.2............By-laws
Ex.3............Specimen Common Stock Certificate
Ex.4............Opinion of Counsel
Ex.5............Consent independent auditors
Ex.6............Consent of Counsel





Item 28. Undertakings.

The Company is filing this offer on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 and will file post-effective amendments as required by the Securities Act.


Item 29. SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on the 6th day of February, 2007.

HAROLD ALPAR
HAROLD ALPAR
CHIEF EXECUTIVE OFFICER

DOUG LARSON
DOUG LARSON
CHIEF FINANCIAL OFFICER










































CERTIFICATIONS

I, Harold Alpar, CEO, certify that:

(1) I have reviewed this SB-2 filing of Pioneer Capital Associates, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: February 6, 2007

HAROLD ALPAR
HAROLD ALPAR
CHIEF EXECUTIVE OFFICER


CERTIFICATIONS

I, Doug Larson, CFO, certify that:

(1) I have reviewed this SB-2 filing of Pioneer Capital Associates, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: February 6, 2007

DOUG LARSON
DOUG LARSON
CHIEF FINANCIAL OFFICER

CERTIFICATIONS

I, John Petros, Director, certify that:

(1) I have reviewed this SB-2 filing of Pioneer Capital Associates, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

(4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: February 6, 2007

JOHN PETROS
JOHN PETROS
DIRECTOR